Exhibit 32.2

CERTIFICATION OF PERIODIC REPORT
PURSUANT TO 18 U.S.C. SECTION 1350

For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Melinda S. Urion, Executive Vice President, Chief Financial Officer and Treasurer of AmerUs Group Co. (the Company), hereby certifies that:

(i)	the Quarterly report on Form 10-Q of the Company for the quarter ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Commission Act of 1934; and

(ii)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Melinda S. Urion

Melinda S. Urion
Executive Vice President,
Chief Financial Officer and Treasurer
AmerUs Group Co.

Dated: November 7, 2003

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